Exhibit 99.2

Gulf Resources Announces Conference Call to Discuss Third Quarter 2009 Results

NEW YORK and SHANDONG, China, Nov. 5 /PRNewswire-Asia-FirstCall/ -- Gulf Resources, Inc. (Nasdaq: GFRE - News; "Gulf Resources" or the "Company"), a leading manufacturer of bromine, crude salt and specialty chemical products in China, today announced that the Company will host a conference call on Tuesday, November 10, 2009 at 8:00 AM Eastern Standard Time to discuss its financial results for the third quarter 2009 ended September 30, 2009.

Hosting the call will be Mr. Xiaobin Liu, CEO of Gulf Resources and Mr. David Wang, VP Finance of Gulf Resources. In addition, Mr. Crocker Coulson, President of CCG Investor Relations, the Company's investor relations firm, will serve as a speaker during the call.

To participate in this live conference call, please dial 888-419-5570 five to ten minutes prior to the scheduled conference call time. International callers should call +1 617-896-9871. The conference participant pass code is 106 766 49.

A replay of the conference call will be available for 14 days starting from 10:00 AM Eastern Standard Time on Tuesday, November 10, 2009. To access the replay, call 888-286-8010. International callers should call +1 617-801- 6888. The pass code is 60534507. A replay of the call will also be made available in the investor relations section of the Company's website at http://www.gulfresourcesinc.cn ..

This conference call will be broadcast live over the Internet and can be accessed by all interested parties by clicking on http://www.gulfresourcesinc.cn/events.html. Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a 90-day replay will be available shortly after the call by accessing the same link.

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through two wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited ("SCHC") and Shouguang Yuxin Chemical Industry Co., Limited ("SYCI"). The Company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the Company manufactures chemical products utilized in a variety of applications, including oil & gas field explorations and as papermaking chemical agents. For more information about the Company, please visit http://www.gulfresourcesinc.cn ..

For more information, please contact:

Gulf Resources, Inc.
David Wang, VP of Finance
Email:	gfre.2008@vip.163.com

Helen Xu
Email:	beishengrong@vip.163.com

Web:	http://www.gulfresourcesinc.cn/

CCG Investor Relations
Mr. Crocker Coulson, President
Phone:	+1-646-213-1915
Email:	crocker.coulson@ccgir.com

Ms. Linda Salo, Financial Writer
Phone:	+1-646-922-0894
Email:	linda.salo@ccgir.com

Web:	http://www.ccgirasia.com/